EXHIBIT 10.1



            FORM OF STOCK OPTION AGREEMENT ISSUED ON JANUARY 3, 1996



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                            FORM OF OPTION AGREEMENT


         THIS OPTION AGREEMENT (the "Agreement") dated as of the 3rd day of January, 1996 by and between Computer Marketplace, Inc., a Delaware corporation (hereinafter the "Company"), and ____________________________,(the
"Optionholder").

                              W I T N E S S E T H:

         WHEREAS, the Optionholder is an employee of the Company; and

         WHEREAS, the Company desires to compensate the Optionholder for exemplary services rendered to the Company and to provide the Optionholder with an incentive to assist in the Company's continued prosperity; and

         WHEREAS, the Company would like to grant to the Optionholder an option (the "Option") to acquire ______________________ shares of common stock of the Company (the "Option Shares"), pursuant to the terms herein.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and premises contained herein, the parties hereto agree, subject to the terms and conditions herein, as follows:

         1. THE OPTION GRANT.

              (a) The Company  hereby  grants,  subject to vesting  described in
Section 1(b) below, to the Optionholder the right and option to purchase __________________ (_________) Option Shares (adjusted to reflect any stock splits, reverse splits recapitalization or other business combinations),at an exercise price of $0.28125 per Option Share (the "Exercise Price").

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              (b) The Option  shall vest over a three (3) year  period  from the date hereof. One-third of the total amount of Option Shares shall vest on the first anniversary of this Option Agreement; One-third of the total amount of Option Shares shall vest on the second anniversary of this Option Agreement; and one-third of the total amount of Option Shares shall vest on the third anniversary of this Option Agreement. There shall be no proration for any portion of any year.

              (c) The Option shall be exercisable for a period of ten (10) years from the date hereof; provided however, that in the event that the Optionholder ceases to be employed by the Company, for any reason whatsoever, then vesting shall cease on date of termination or resignation and this Option Agreement shall terminate 90 days following the date of such termination, or resignation, as the case may be, and the Optionholder shall have no further rights under this Option Agreement.

         2. METHOD OF EXERCISE. The Option may be exercised in whole or in part in accordance with the provisions of this Agreement by the Optionholder's tendering the Exercise Price (or a proportionate part thereof if the Option is partially exercised) in immediately available funds. The Company shall cooperate to the extent reasonably possible with the Optionholder in an exercise pursuant to which all or part of the Option Shares will be sold simultaneously with the exercise of this with the broker-dealer participating in such sale being irrevocably instructed to remit the proceeds from the exercise of the Option to the Company upon settlement of the sale of the underlying Option Shares.

         The Optionee may exercise part or all of the Option by tender to the Company of a written notice of exercise together with advice of the delivery of an order to a broker to sell part or all of the Option Shares, subject to such

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exercise  notice  and an  irrevocable  order to such  broker to  deliver  to the
Company (or its transfer agent) sufficient proceeds from the sale of such Option Shares to pay the Exercise Price and any withholding taxes. All documentation and procedures to be followed in connection with such a "cashless exercise" shall be approved in advance by the Company.

         3. STOCKHOLDER RIGHTS. Neither the Optionholder nor any other person legally entitled to exercise the Option shall be entitled to any of the rights or privileges of a stockbroker of the Company with respect to any Option Shares issuable upon any exercise of the Option unless and until the Option is exercised.

         4. NO WAIVER. The failure of any of the parties hereto to enforce any provisions hereof on any occasion shall not be deemed to be a waiver of any privilege given by any provision of this Agreement.

         5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement on the understanding of the parties hereto, and no amendment, modification or waiver of any provision herein shall be effective, unless in writing, executed by the party charged therewith.

         6. GOVERNING LAW. This Agreement shall be construed and interpreted and enforced in accordance with and shall be governed by the internal laws of the State of Delaware.

         7. Binding Effect; Assignment. This Agreement shall be binding upon, and inure to the benefit of the parties and their successors and assigns. This Agreement may not be assigned without the prior written consent of the Company.

         8. PARAGRAPH HEADINGS. The paragraph headings herein have been inserted for convenience of reference only and shall no way modify or restrict any of the terms of the provisions hereof.

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         9. NOTICES.  Any notice required or permitted to be delivered hereunder shall be deemed effective five (5) days after mailing when sent by United States mail, postage prepaid, certified mail, return receipt requested, addressed to Optionholder or the Company, as the case may be, at the addresses set forth below:

                      If to Optionholder:

                      Name
                      Address

                      With a copy to:


                      If to the Company:
                      Computer Marketplace, Inc.
                      1490 Railroad Street
                      Corona, CA 91720
                      Attention:    L. Wayne Kiley

                      With a copy to:

                      Bernstein & Wasserman, LLP
                      950 Third Avenue
                      New York, NY  10022

         10. UNENFORCEABILITY AND SEVERABILITY. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same force and effect as though the unenforceable part has been severed and deleted.

         11. COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.


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         12. FURTHER ASSURANCES.  The Company and Optionholder agrees to execute and deliver to each other such documents as the other party shall reasonably request to effectuate the purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                         COMPUTER MARKETPLACE, INC.



                                         By: /s/ L. WAYNE KILEY
                                            ------------------------------------
                                                 L. Wayne Kiley

                                                 President and

                                                 Chief Executive Officer
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